As filed with the Securities and Exchange Commission on April 7, 2006

                                                     Registration No. 333-116464
================================================================================
                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               ___________________

                               HUGHES SUPPLY, INC.
             (Exact name of registrant as specified in its charter)

               Florida                              59-0559446
    (State or other jurisdiction       (I.R.S. Employer Identification No.)
  of incorporation or organization)

                                Corporate Office
                                 One Hughes Way
                             Orlando, Florida 32805
                                 (407) 481-4755
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               ___________________

                                  David Bearman
                            Senior Vice President and
                             Chief Financial Officer
                               Hughes Supply, Inc.
                                Corporate Office
                                 One Hughes Way
                             Orlando, Florida 32805
                                 (407) 841-4755
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of Communications To:

                                          Jonathan M. Gottsegen, Esq.
     Ricardo Nunez, Esq.     Director - Corporate and Securities Practice Group
   Vice President -- Legal                   The Home Depot, Inc.
    The Home Depot, Inc.                 2455 Paces Ferry Road, N.W.
 2455 Paces Ferry Road, N.W.                Atlanta, GA 30339-4024
   Atlanta, GA 30339-4024                     (770) 433-8211
       (770) 433-8211

================================================================================

                       DEREGISTRATION OF UNSOLD SECURITIES

           Hughes Supply, Inc. (the "Company") filed a Registration Statement on Form S-3 (File No. 333-116464) (the "Registration Statement") with the Securities and Exchange Commission on June 14, 2004, registering $700,000,000 in aggregate principal amount of Debt Securities, Common Stock, Warrants, Stock Purchase Contracts and Units to be offered from time-to-time by the Company and 300,000 shares of Common Stock to be offered by a selling shareholder, David H. Hughes (the "Offering").

           In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to remove from registration all of the securities that were subject to the Offering but remain unsold as of the date hereof. As of the date hereof, securities with an aggregate initial offering price of $580,000,000 remain unsold under this Registration Statement. The Company is deregistering these securities in connection with the completion of its merger with a wholly-owned subsidiary of The Home Depot, Inc.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, Hughes Supply certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on April 6, 2006.


                                   HUGHES SUPPLY, INC.



                                   By: /s/ David Bearman
                                       -----------------------------------------
                                       David Bearman
                                       Senior Vice President and Chief Financial
                                       Officer

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                    Signature                              Title                                   Date
                    ---------                              -----                                   ----

             /s/ Joseph DeAngelo                    President (Principal Executive              April 6, 2006
           ---------------------------              Officer)
                Joseph DeAngelo

             /s/ David Bearman                      Senior Vice President and Chief             April 6, 2006
           ---------------------------              Financial Officer (Principal
                 David Bearman                      Financial and Accounting Officer)


             /s/ Francis S. Blake                   Director                                    April 6, 2006
           ---------------------------
                 Francis S. Blake

             /s/ Frank L. Fernandez                 Director                                    April 6, 2006
           ---------------------------
                Frank L. Fernandez


           ----------------------------             Director                                    April 6, 2006
                 Carol Tome
